Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports First Quarter 2020 Results

•	Including non-cash impairment charges, first quarter 2020 GAAP loss per share from continuing operations was $2.58 compared to EPS from continuing operations of $1.02 in the prior year.

•	Adjusted EPS from continuing operations was $0.91 compared to $0.95 in the prior year.

•	Implemented previously announced cost reduction actions to mitigate the financial impact of COVID-19

•	In excess of $1.4 billion of liquidity, including over $750 million of cash and approximately $650 million of availability on our revolving credit facility as of May 8, 2020

•	Sales strengthening in April with same store New and Used retail unit sales down 19% during the final 10 days, compared to down 52% during the first 10 days, resulting in the full month down 37%(1)

FORT LAUDERDALE, Fla., (May 11, 2020) — AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported first quarter 2020 GAAP net loss from continuing operations of $232 million, or $2.58 per share, compared to net income from continuing operations of $92 million, or $1.02 per share, in the prior year period. First quarter 2020 adjusted net income from continuing operations was $82 million, or $0.91 per share, compared to adjusted net income from continuing operations of $86 million, or $0.95 per share, in the prior year period.

In the first quarter of 2020, the Company recorded non-cash goodwill, franchise rights, and other impairment charges totaling $315 million after-tax, or $3.49 per share. These non-cash charges were primarily the result of COVID-19 related impacts to the business and market valuation. First quarter 2019 net income from continuing operations included net gains from store divestitures of $6 million after-tax, or $0.07 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
The COVID-19 pandemic and related shelter in place orders enacted in the second half of March 2020 caused significant disruption to the Company’s first quarter 2020 results. Same store first quarter 2020 revenue was $4.7 billion, a decrease of 5% compared to the same period a year ago. Same store first quarter 2020 gross profit totaled $812 million, a decrease of 3% compared to the year-ago period. Same store total variable gross profit was $423 million, a decrease of 5% compared to the year-ago period. Same store Customer Financial Services gross profit per vehicle retailed was an all-time record of $2,089, up $179 or 9% compared to the year-ago period. Same store Customer Care gross profit was $389 million, a decrease of 1 percent compared to the year-ago period.

Selected GAAP Financial Data	($ in millions, except per share data)
	Q1 2020	Q1 2019	YoY
Revenue	$4,667.0	$4,981.8	-6%
Gross Profit	$813.2	$849.2	-4%
Operating Income (Loss)	$(219.3)	$190.8	NM
Net Income (Loss) from Continuing Operations	$(232.2)	$92.1	NM
Diluted EPS (Loss per Share) from Continuing Operations	$(2.58)	$1.02	NM

Selected Non-GAAP Financial Data	($ in millions, except per share data)
	Q1 2020	Q1 2019	YoY
Adjusted Operating Income	$164.9	$182.5	-10%
Adjusted Net Income from Continuing Operations	$82.4	$85.8	-4%
Adjusted Diluted EPS from Continuing Operations	$0.91	$0.95	-4%

Coronavirus Update
The COVID-19 pandemic has adversely impacted and is expected to continue to adversely impact, AutoNation’s operations. As of early April 2020, states from which we derive approximately 95% of our total revenue were under extensive “shelter in place” or “stay at home” orders from federal, state, and local governments, which significantly restricted our business operations, in particular our sales activities.

The health and safety of AutoNation’s Customers and Associates is our top priority. AutoNation stores are cleaned and sanitized multiple times a day, including sanitizing high touch areas such as keyboards, telephones, and guest common areas. The company has implemented social distancing best practices within the workplace and in all Associate and Customer interactions.
In April 2020, the Company announced various actions taken to attempt to mitigate the financial impact of COVID-19 including placing employees on unpaid leave, implementing temporary base pay reductions for our executive officers and associates, freezing corporate new hiring, reducing advertising spending, reducing discretionary spending, postponing capital expenditures, and reducing our Board of Directors’ fees.

AutoNation experienced strengthening sales in April, with same store New and Used retail unit sales down 19% during the final 10 days compared to down 52% during the first 10 days, resulting in the full month down 37%.(1) As of May 8, 2020, states from which we derive approximately 51% of our total revenue were largely still under “shelter in place” or “stay at home” orders.

Balance Sheet and Liquidity
Under the amended and restated credit agreement, the Company has a $1.8 billion revolving credit facility that matures on March 26, 2025. As of May 8, 2020, the Company had in excess of $1.4 billion of liquidity, including over $750 million of cash and approximately $650 million of availability under our revolving credit facility. The non-cash impairment charges did not have a negative impact on any covenants within the credit facility.

Share Repurchase
As a result of the impact of “shelter in place” and similar government mandated restrictions, we halted our share repurchase program during the first quarter. Prior to this, AutoNation repurchased 2.5 million shares of common stock for an aggregate purchase price of $80 million during the first quarter of 2020. As of May 8, 2020, AutoNation had approximately $139 million remaining Board authorization for share repurchase and 87 million shares outstanding.
Segment Results
Segment results(2) for the first quarter 2020 were as follows:
First Quarter 2020 Segment Results

•	Domestic – Domestic segment income(3) was $54 million compared to year-ago segment income of $56 million, a decrease of 4%.

•	Import – Import segment income(3) was $66 million compared to year-ago segment income of $73 million, a decrease of 9%.

•	Premium Luxury – Premium Luxury segment income(3) was $80 million compared to year-ago segment income of $84 million, a decrease of 5%.

The first quarter conference call may be accessed by telephone at (866) 211-3176 (Conference ID: 8380605) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 2:00 p.m. Eastern Time on May 11, 2020, through June 1, 2020, by calling (800) 585-8367 (Conference ID: 8380605).

(1)
First and last 10 days sales pace based on a year-over-year comparison of delivered units on a like-for-like day of the week basis. Such basis is used by management for inter-month performance tracking and may differ from reported amounts that are calendar-based in accordance with GAAP.

(2)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.

(3)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most recognized automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of March 31, 2020, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 12 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised over $22 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackon, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted operating income, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding the impact of the COVID-19 pandemic on our business, results of operations, and financial condition, the actions we are taking in response to the COVID-19 pandemic, our strategic initiatives, partnerships, or investments, including our brand extension strategies, as well as statements regarding our expectations for the future performance of our business and the automotive retail industry and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: the resolution of the COVID-19 pandemic; the extent to which our dealerships are classified as essential services; the response by federal, state, and local governments and other third parties to the COVID-19 pandemic;

supply chain disruptions; economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to implement successfully our strategic initiatives, partnerships, and investments, including our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
New vehicle	$2,281.9	$2,496.7
Used vehicle	1,248.7	1,339.6
Parts and service	876.3	876.7
Finance and insurance, net	235.8	236.5
Other	24.3	32.3
Total revenue	4,667.0	4,981.8
Cost of sales:
New vehicle	2,185.5	2,374.8
Used vehicle	1,157.7	1,249.1
Parts and service	487.5	477.8
Other	23.1	30.9
Total cost of sales	3,853.8	4,132.6
Gross profit	813.2	849.2
Selling, general, and administrative expenses	600.7	623.0
Depreciation and amortization	48.1	44.1
Goodwill impairment	318.3	—
Franchise rights impairment	57.5	—
Other (income) expense, net(1)	7.9	(8.7)
Operating income (loss)	(219.3)	190.8
Non-operating income (expense) items:
Floorplan interest expense	(25.5)	(39.0)
Other interest expense	(23.5)	(27.8)
Interest income	0.1	0.2
Other income (loss), net	(3.0)	1.9
Income (loss) from continuing operations before income taxes	(271.2)	126.1
Income tax provision (benefit)	(39.0)	34.0
Net income (loss) from continuing operations	(232.2)	92.1
Loss from discontinued operations, net of income taxes	(0.1)	(0.1)
Net income (loss)	$(232.3)	$92.0
Diluted earnings (loss) per share(2):
Continuing operations	$(2.58)	$1.02
Discontinued operations	$—	$—
Net income (loss)	$(2.58)	$1.01
Weighted average common shares outstanding	90.0	90.7
Common shares outstanding, net of treasury stock, at period end	87.2	89.2

(1)Primarily comprised of non-cash asset impairment charges and net gains on store/property dispositions.
(2)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,281.9	$2,496.7	$(214.8)	(8.6)
Retail used vehicle	1,162.0	1,261.8	(99.8)	(7.9)
Wholesale	86.7	77.8	8.9	11.4
Used vehicle	1,248.7	1,339.6	(90.9)	(6.8)
Finance and insurance, net	235.8	236.5	(0.7)	(0.3)
Total variable operations	3,766.4	4,072.8	(306.4)	(7.5)
Parts and service	876.3	876.7	(0.4)	—
Other	24.3	32.3	(8.0)
Total revenue	$4,667.0	$4,981.8	$(314.8)	(6.3)
Gross profit:
New vehicle	$96.4	$121.9	$(25.5)	(20.9)
Retail used vehicle	83.5	84.3	(0.8)	(0.9)
Wholesale	7.5	6.2	1.3
Used vehicle	91.0	90.5	0.5	0.6
Finance and insurance	235.8	236.5	(0.7)	(0.3)
Total variable operations	423.2	448.9	(25.7)	(5.7)
Parts and service	388.8	398.9	(10.1)	(2.5)
Other	1.2	1.4	(0.2)
Total gross profit	813.2	849.2	(36.0)	(4.2)
Selling, general, and administrative expenses	600.7	623.0	22.3	3.6
Depreciation and amortization	48.1	44.1	(4.0)
Goodwill impairment	318.3	—	(318.3)
Franchise rights impairment	57.5	—	(57.5)
Other (income) expense, net	7.9	(8.7)	(16.6)
Operating income (loss)	(219.3)	190.8	(410.1)
Non-operating income (expense) items:
Floorplan interest expense	(25.5)	(39.0)	13.5
Other interest expense	(23.5)	(27.8)	4.3
Interest income	0.1	0.2	(0.1)
Other income (loss), net	(3.0)	1.9	(4.9)
Income (loss) from continuing operations before income taxes	$(271.2)	$126.1	$(397.3)
Retail vehicle unit sales:
New	56,739	63,513	(6,774)	(10.7)
Used	56,149	61,171	(5,022)	(8.2)
	112,888	124,684	(11,796)	(9.5)
Revenue per vehicle retailed:
New	$40,217	$39,310	$907	2.3
Used	$20,695	$20,627	$68	0.3
Gross profit per vehicle retailed:
New	$1,699	$1,919	$(220)	(11.5)
Used	$1,487	$1,378	$109	7.9
Finance and insurance	$2,089	$1,897	$192	10.1
Total variable operations(1)	$3,682	$3,551	$131	3.7

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	48.9	50.1
Used vehicle	26.8	26.9
Parts and service	18.8	17.6
Finance and insurance, net	5.1	4.7
Other	0.4	0.7
	100.0	100.0
Gross profit mix percentages:
New vehicle	11.9	14.4
Used vehicle	11.2	10.7
Parts and service	47.8	47.0
Finance and insurance	29.0	27.8
Other	0.1	0.1
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.2	4.9
Used vehicle - retail	7.2	6.7
Parts and service	44.4	45.5
Total	17.4	17.0
Selling, general, and administrative expenses	12.9	12.5
Operating income (loss)	NM	3.8
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	73.9	73.4
Operating income (loss)	NM	22.5

NM = Not Meaningful

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2020	2019	$ Variance	% Variance
Revenue:
Domestic	$1,483.5	$1,568.8	$(85.3)	(5.4)
Import	1,362.1	1,496.1	(134.0)	(9.0)
Premium luxury	1,616.8	1,734.1	(117.3)	(6.8)
Total	4,462.4	4,799.0	(336.6)	(7.0)
Corporate and other	204.6	182.8	21.8	11.9
Total consolidated revenue	$4,667.0	$4,981.8	$(314.8)	(6.3)

Segment income*:
Domestic	$54.1	$56.2	$(2.1)	(3.7)
Import	65.9	72.6	(6.7)	(9.2)
Premium luxury	80.2	84.3	(4.1)	(4.9)
Total	200.2	213.1	(12.9)	(6.1)
Corporate and other	(445.0)	(61.3)	(383.7)
Add: Floorplan interest expense	25.5	39.0	(13.5)
Operating income (loss)	$(219.3)	$190.8	$(410.1)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	18,327	20,205	(1,878)	(9.3)
Import	25,287	28,756	(3,469)	(12.1)
Premium luxury	13,125	14,552	(1,427)	(9.8)
	56,739	63,513	(6,774)	(10.7)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2020 (%)	2019 (%)
Domestic:
Ford, Lincoln	11.3	11.5
Chevrolet, Buick, Cadillac, GMC	11.8	11.0
Chrysler, Dodge, Jeep, Ram	9.2	9.3
Domestic total	32.3	31.8
Import:
Toyota	21.2	19.2
Honda	13.6	14.6
Nissan	2.7	3.8
Other Import	7.1	7.7
Import total	44.6	45.3
Premium Luxury:
Mercedes-Benz	9.0	8.6
BMW	5.6	5.9
Lexus	2.5	2.4
Audi	2.2	2.0
Jaguar Land Rover	2.4	2.5
Other Premium Luxury	1.4	1.5
Premium Luxury total	23.1	22.9
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2020	2019
Capital expenditures (1)	$30.0	$40.4
Cash paid for acquisitions, net of cash acquired	$0.4	$4.3
Proceeds from exercises of stock options	$1.0	$0.3
Stock repurchases:
Aggregate purchase price	$80.0	$33.5
Shares repurchased (in millions)	2.5	1.0

Floorplan Assistance and Expense	Three Months Ended March 31,
	2020	2019	Variance
Floorplan assistance earned (included in cost of sales)	$24.5	$25.2	$(0.7)
New vehicle floorplan interest expense	(23.1)	(36.4)	13.3
Net new vehicle inventory carrying benefit (cost)	$1.4	$(11.2)	$12.6

Balance Sheet and Other Highlights	March 31, 2020	December 31, 2019	March 31, 2019
Cash and cash equivalents	$411.0	$42.0	$48.7
Inventory	$3,677.0	$3,305.8	$3,771.4
Total floorplan notes payable	$3,682.5	$3,575.8	$4,031.1
Non-vehicle debt	$2,522.0	$2,104.1	$2,439.4
Equity	$2,846.9	$3,162.1	$2,785.8

New days supply (industry standard of selling days)	98 days	52 days	77 days
Used days supply (trailing calendar month days)	48 days	39 days	30 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.83x
Covenant	less than or equal to	3.75x

Capitalization ratio		56.7%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended March 31,
	Operating Income (loss)		Net Income (loss)		Diluted Earnings (Loss) Per Share**
	2020	2019	2020	2019	2020***	2019
As reported	$(219.3)	$190.8	$(232.3)	$92.0	$(2.58)	$1.01
Discontinued operations, net of income taxes			0.1	0.1	$—	$—
From continuing operations, as reported			(232.2)	92.1	$(2.58)	$1.02
Goodwill and franchise rights impairment	375.8	—	308.4	—	$3.42	$—
Asset impairments and net gains on store dispositions, net	8.4	(8.3)	6.2	(6.3)	$0.07	$(0.07)
Adjusted	$164.9	$182.5	$82.4	$85.8	$0.91	$0.95

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings (loss) per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
***
For the three months ended March 31, 2020, the calculations of adjustment items and “adjusted” diluted earnings per share include the impact of dilutive potential common shares. These equity instruments were excluded from the calculation of “as reported” amounts in accordance with GAAP as they would be antidilutive due to the net loss reported in the period.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$2,277.9	$2,455.7	$(177.8)	(7.2)
Retail used vehicle	1,160.1	1,239.7	(79.6)	(6.4)
Wholesale	86.6	76.7	9.9	12.9
Used vehicle	1,246.7	1,316.4	(69.7)	(5.3)
Finance and insurance, net	235.6	233.0	2.6	1.1
Total variable operations	3,760.2	4,005.1	(244.9)	(6.1)
Parts and service	875.3	860.6	14.7	1.7
Other	24.1	32.2	(8.1)
Total revenue	$4,659.6	$4,897.9	$(238.3)	(4.9)

Gross profit:
New vehicle	$96.0	$121.1	$(25.1)	(20.7)
Retail used vehicle	83.4	83.4	—	—
Wholesale	7.6	6.4	1.2
Used vehicle	91.0	89.8	1.2	1.3
Finance and insurance	235.6	233.0	2.6	1.1
Total variable operations	422.6	443.9	(21.3)	(4.8)
Parts and service	388.9	391.8	(2.9)	(0.7)
Other	0.9	1.4	(0.5)
Total gross profit	$812.4	$837.1	$(24.7)	(3.0)

Retail vehicle unit sales:
New	56,692	62,185	(5,493)	(8.8)
Used	56,093	59,787	(3,694)	(6.2)
	112,785	121,972	(9,187)	(7.5)

Revenue per vehicle retailed:
New	$40,180	$39,490	$690	1.7
Used	$20,682	$20,735	$(53)	(0.3)

Gross profit per vehicle retailed:
New	$1,693	$1,947	$(254)	(13.0)
Used	$1,487	$1,395	$92	6.6
Finance and insurance	$2,089	$1,910	$179	9.4
Total variable operations(1)	$3,680	$3,587	$93	2.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	48.9	50.1
Used vehicle	26.8	26.9
Parts and service	18.8	17.6
Finance and insurance, net	5.1	4.8
Other	0.4	0.6
	100.0	100.0
Gross profit mix percentages:
New vehicle	11.8	14.5
Used vehicle	11.2	10.7
Parts and service	47.9	46.8
Finance and insurance	29.0	27.8
Other	0.1	0.2
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.2	4.9
Used vehicle - retail	7.2	6.7
Parts and service	44.4	45.5
Total	17.4	17.1